INVESCO BOND FUNDS, INC.
                            ------------------------

                             ARTICLES SUPPLEMENTARY


     INVESCO Bond Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The number of authorized shares of stock of the Company is hereby increased to four billion five hundred million (4,500,000,000) shares, $.01 par value per share, having an aggregate par value of forty-five million dollars ($45,000,000).

     SECOND: Under a power contained in the charter of the Company (the "Charter"), the Board of Directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting, reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of the following classes in the amounts set forth beside each class:

INVESCO High Yield Fund - Class A                                    300,000,000
INVESCO High Yield Fund - Class B                                    300,000,000

INVESCO Select Income Fund - Class A                                 300,000,000
INVESCO Select Income Fund - Class B                                 300,000,000

INVESCO Tax-Free Bond Fund - Class A                                 100,000,000
INVESCO Tax-Free Bond Fund - Class B                                 100,000,000

INVESCO U.S. Government Securities - Class A                         100,000,000
INVESCO U.S. Government Securities Fund -  Class B                   100,000,000


     Each Fund's Class A shares, as set forth above, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the provisions of the charter of the Company relating to shares of stock of the Company generally.

     Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each Fund's Class B shares ("Class B Shares"), as set forth above, of stock of the Company shall be as set forth in the provisions of the charter of the Company relating to the shares of stock of the Company generally. In addition, all Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption:

(1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through reinvestment of dividends and distributions shall automatically convert to Class A Shares of the same series ("Class A Shares") eight (8) years after the end of the calendar month in which a stockholder's order to purchase such shares was accepted.

(2) Subject to the provisions of the paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion and on the same date as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

(3) If (1) the Class A shareholders of a series of the Company approve any increase in expenses allocated to the Class A Shares of that series in connection with (a) a plan of distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (b) a non-Rule 12b-1 stockholder services plan, or (c) any other plan or arrangement whereby classes of that series pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Company's assets, then (2) the Class B Shares of that series will stop converting to the Class A Shares unless the Class B shareholders of that series, voting separately, approve the increase in expenses. The board of directors shall have sole discretion in determining whether such increase in expenses is submitted to a vote of holders of Class B Shares. Should an increase in expenses not be submitted to a vote of the holders of Class B shares or, if submitted, should the holders of Class B Shares fail to approve such increase in expenses, the board of directors shall take such action as is necessary to: (a) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that series as they existed prior to the implementation of the increase in expenses; and (b) ensure that the existing Class B Shares of that series will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the board of directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange of all Class B Shares of that series for a new class of that series (the "New Class B Shares"), identical in all material respects to the Class B Shares of that series except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the board of Directors reasonably believes will not be subject to federal taxation.


     THIRD: The total number of shares of stock of the Company immediately prior to the increase and reclassification of shares described herein was three billion (3,000,000,000) shares, $.01 par value per share, having an aggregate par value of thirty million dollars ($30,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO High Yield Fund - Investor Class                             400,000,000
INVESCO High Yield Fund - Class C                                    300,000,000
INVESCO High Yield Fund - Class K                                    400,000,000

INVESCO Select Income Fund - Investor Class                          300,000,000
INVESCO Select Income Fund - Class C                                 300,000,000
INVESCO Select Income Fund - Class K                                 300,000,000

INVESCO Tax-Free Bond Fund - Investor Class                          100,000,000
INVESCO Tax-Free Bond Fund - Class C                                 100,000,000

INVESCO U.S. Government Securities Fund - Investor Class             100,000,000
INVESCO U.S. Government Securities Fund - Class C                    100,000,000

     FOURTH: The total number of shares of stock which the Company has authority to issue pursuant to the increase and reclassification of shares described herein is forty billion five hundred million (4,500,000,000) shares, $.01 par value per share, having an aggregate par value of forty-five million dollars ($45,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO High Yield Fund - Investor Class                             400,000,000
INVESCO High Yield Fund - Class A                                    300,000,000
INVESCO High Yield Fund - Class B                                    300,000,000
INVESCO High Yield Fund - Class C                                    300,000,000
INVESCO High Yield Fund - Class K                                    400,000,000

INVESCO Select Income Fund - Investor Class                          300,000,000
INVESCO Select Income Fund - Class A                                 300,000,000
INVESCO Select Income Fund - Class B                                 300,000,000
INVESCO Select Income Fund - Class C                                 300,000,000
INVESCO Select Income Fund - Class K                                 300,000,000

INVESCO Tax-Free Bond Fund - Investor Class                          100,000,000
INVESCO Tax-Free Bond Fund - Class A                                 100,000,000
INVESCO Tax-Free Bond Fund - Class B                                 100,000,000
INVESCO Tax-Free Bond Fund - Class C                                 100,000,000

INVESCO U.S. Government Securities Fund - Investor Class             100,000,000
INVESCO U.S. Government Securities Fund - Class A                    100,000,000
INVESCO U.S. Government Securities Fund - Class B                    100,000,000
INVESCO U.S. Government Securities Fund - Class C                    100,000,000

     FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

     SIXTH: The total number of shares of capital stock that the Company has authority to issue has been increased by the Board of Directors of the Company in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SEVENTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on this 13th day of February, 2002.


ATTEST:                                INVESCO BOND FUNDS, INC.


/s/ Glen A. Payne                      By: /s/ Raymond R. Cunningham
_________________                          _________________________
Glen A. Payne                              Raymond R. Cunningham
Secretary                                  Vice President